Exhibit 23.1

PAN-CHINA SINGAPORE PAC

天健新加坡会计师事务所有限公司

UEN:201603521D

80 SOUTH BRIDGE ROAD

#04-02 GOLDEN CASTLE BUILDING SINGAPORE 058710

TEL: +65 6438 3524

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated June 30, 2025 relating to the consolidated financial statements of Addentax Group Corp. for the years ended March 31, 2025 and 2024 and to all references to our firm in this Registration Statement.

/s/ Pan-China Singapore PAC
Pan-China Singapore PAC Certified Public Accountants PCAOB ID No.6255 Singapore January 9, 2026